EXHIBIT 99.1

                    USURF AMERICA NOW QUOTED OVER-THE-COUNTER

              COMPANY TO BEGIN TRADING ON OTC BULLETIN BOARD TODAY


DENVER,  MARCH  23/PRNEWSWIRE-FIRSTCALL/  - USURF  America,  Inc.  (OTC Bulletin
Board: USUR- NEWS), a provider of wireless, high-speed broadband communications services, announced today that it has been accepted for quotation of its common stock on the OTC (Over-the-Counter) bulletin board. The company will be trading under the stock symbol "USUR.OB".

About USURF America, Inc.

USURF's new IP-based software technology will replace its Quick-Cell (TM) wireless broadband product line, to allow USURF to continue to offer one of the most flexible communications solutions on the market. USURF's new IP-based
technology  will  support  all  equipment  meeting  Wi-Fi  802.11(x)   standards
operating in unlicensed spread spectrum, and can be deployed far less expensively than other wireline and cable technologies. For more information about USURF America, please visit the company's' web site at www.usurf.com.

Forward-looking Statements

Some information in this release is forward-looking. These forward-looking statements may be affected by the risks and uncertainties in USURF America's business. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of USURF America's Securities and Exchange Commission filings. USURF America wishes to caution readers that certain important factors may have affected and could in the future affect its actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of USURF America. There are many factors that will determine whether USURF America will be successful in its endeavors, including, without limitation, access to adequate capital and consumer acceptance of its telecommunications service offerings. USURF America undertakes no obligation to update forward-looking statements to affect events or circumstances after the date hereof.